April 17, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Amendment No. 1 to Form 8-K of Weststar Financial Services Corporation dated April 17, 2002.


Yours truly,


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Hickory, North Carolina